UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 5, 2024
Date of Report (Date of earliest event reported)

ChampionX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.

On February 5, 2024, ChampionX Corporation (the "Company") issued a news release announcing its financial results for the quarter and year ended December 31, 2023. A copy of the news release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, (“Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by ChampionX Corporation under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 5, 2024, the Company announced that its Board of Directors (“Board”) approved an increase in the Company’s share repurchase program (the “Share Repurchase Program”) of $750 million with the aggregate value of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that may be purchased under the Share Repurchase Program now $1.5 billion. The increased share repurchase authority is effective immediately. Repurchases under the Share Repurchase Program may be made, from time to time, in amounts and at prices the Company deems appropriate and is subject to a variety of factors, including the availability of excess free cash, the market price of the Company’s Common Stock, general market and economic conditions, applicable requirements, and other business conditions. The Share Repurchase Program may be suspended, modified or discontinued at any time without prior notice.

On February 5, 2024, the Company also announced that the Board had increased the quarterly cash dividend on the Company’s Common Stock to $0.095 per share. The next quarterly dividend of $0.095 per share on the Company’s Common Stock will be paid on April 26, 2024 to shareholders of record on April 5, 2024. Subsequent dividend declarations and the record and payment dates for future dividend payments, if any, are subject to the Board’s continuing determination that the dividend is in the best interest of the Company’s shareholders and complies with applicable legal requirements. The dividend may be suspended or cancelled at the discretion of the Board at any time.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	News Release issued by ChampionX Corporation dated February 5, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionX Corporation

Date:	February 5, 2024	By:	/s/ KENNETH M. FISHER
Kenneth M. Fisher
Executive Vice President and Chief Financial Officer